Exhibit 99.1

Journey Medical Corporation Reports First Quarter 2025 Financial Results and Recent Corporate Highlights

Revenue for the First Quarter Ended March 31, 2025 was $13.1 million

Emrosi™ (40 mg Minocycline Hydrochloride Modified-Release Capsules) Commercial Launch Off to a Strong Start, Initial Prescriptions Filled in Late March 2025

Phase 3 Clinical Trial Results for Emrosi Published in JAMA Dermatology

Emrosi Now Included in Updated National Rosacea Society Treatment Algorithms

Company to Hold Conference Call Today at 4:30 p.m. ET

Scottsdale, AZ – May 14, 2025 – Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical” or “the Company”, “we”, or “our”), a commercial-stage pharmaceutical company that primarily focuses on selling and marketing U.S. Food and Drug Administration (“FDA”) approved prescription pharmaceutical products for the treatment of dermatological conditions, today announced financial results and recent corporate highlights for the first quarter ended March 31, 2025.

“The first quarter of 2025 was highly productive, as our in-line dermatology products continue to perform and the launch of Emrosi™, our best-in-class oral rosacea treatment, is off to a strong start,” said Claude Maraoui, Journey Medical’s Co-Founder, President and Chief Executive Officer. “The Emrosi launch is enjoying high visibility among dermatology prescribers with momentum from our exhibition booth at the American Academy of Dermatology (AAD) conference in late March, the recent publication of Emrosi’s statistically superior Phase 3 clinical trial results over Oracea® and placebo in JAMA Dermatology, and the promotional efforts from our experienced and highly effective dermatology salesforce. Emrosi was also recently incorporated into the National Rosacea Society’s Rosacea Treatment Algorithms, and payer coverage of the product continues to increase.”

Mr. Maraoui continued, “Financially, we remain in a strong position with $21.1 million in cash as of March 31, an improvement in our gross margin, and overall operating spend down year-over-year. We believe that our first quarter financial results and launch progress with Emrosi demonstrate that we are executing on our strategic objectives, and that 2025 will be a transformational year for the Company as we drive the business to sustainable positive EBITDA and profitability.”

Financial Results:

•	Total net product revenues of $13.1 million for the first quarter of 2025 were consistent with $13.0 million of net product revenues for the first quarter of 2024. The first quarter of 2025 includes $2.1 million of incremental net product revenue related to the U.S. commercial launch of Emrosi.

•	The Company’s gross margin(1) increased to 64% for the first quarter of 2025, from 54% in the prior period due to lower overall product cost of goods related to product sales mix and non-recurring charges in the prior year.

•	Research and development costs were nil in the first quarter of 2025, compared to $7.9 million in the first quarter of 2024. The first quarter of 2024 includes Emrosi pre-approval project expenses, milestones and fees.

•	Selling, general and administrative expenses increased by $2.1 million for the three-month period ended March 31, 2025, from $8.4 million for the three-month period ended March 31, 2024. The increase is primarily due to the incremental operational activities related to the launch and commercialization of Emrosi.

•	The Company’s net loss was $4.1 million, or $(0.18) per share basic and diluted, for the first quarter of 2025, compared to a net loss of $10.4 million, or $(0.53) per share basic and diluted, for the first quarter of 2024.

•	At March 31, 2025, the Company had $21.1 million in cash and cash equivalents as compared to $20.3 million in cash and cash equivalents at December 31, 2024.

Recent Corporate Highlights:

•	In April 2025, Journey Medical appointed Ramsey Alloush as its Chief Operating Officer. Mr. Alloush joined the Company as General Counsel in 2020.

•	At the end of March 2025, Journey Medical announced initial distribution to pharmacies and first prescriptions filled. Full commercial launch began on April 7, 2025.

•	In March 2025, the Journal of the American Medical Association - Dermatology published the Phase 3 clinical trial results of Emrosi for the treatment of rosacea, highlighting that Emrosi achieved the co-primary and all secondary endpoints in two Phase 3 trials and demonstrated statistical superiority against both Oracea(2) and placebo with no significant safety issues when administered once daily for 16 weeks.

•

In March 2025, the National Rosacea Society published its updated Rosacea Treatment Algorithms to include low-dose oral minocycline (referenced in the brand index as Emrosi™). The Updated Treatment Algorithms can be accessed at https://www.rosacea.org/physicians/rosacea-treatment-algorithms. Information on such website is not a part of this release.

•	In February 2025, Journey Medical hosted a conference call and webcast to discuss its U.S. commercial launch plan for Emrosi (40 mg Minocycline Hydrochloride Modified-Release Capsules) for the treatment of rosacea. A replay of the webcast is available on the IR calendar page of the Journey Medical website, and can be accessed at https://ir.journeymedicalcorp.com/new-events/ir-calendar. Information on such website is not a part of this release.

Conference Call and Webcast Information

Journey Medical management will conduct a conference call and audio webcast on May 14, 2025, at 4:30 p.m. ET.

To listen to the conference call, interested parties within the U.S. should dial 1-866-777-2509 (domestic) or 1-412-317-5413 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Journey Medical conference call. Participants can register for the conference here: https://dpregister.com/sreg/10199519/ff117b0a70. Please note that registered participants will receive their dial-in number upon registration.

A live audio webcast can be accessed on the News and Events page of the Investors section of Journey Medical’s website, www.journeymedicalcorp.com, and will remain available for replay for approximately 30 days after the meeting.

(1)	We define gross margin as net product revenue less cost of goods sold divided by net product revenue.
(2)	Oracea® is a registered trademark of Galderma Holdings, S.A. Société Anonyme.

About Journey Medical Corporation

Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical”) is a commercial-stage pharmaceutical company that primarily focuses on the selling and marketing of FDA-approved prescription pharmaceutical products for the treatment of dermatological conditions through its efficient sales and marketing model. The Company currently markets eight branded FDA-approved prescription drugs that help treat and heal common skin conditions. The Journey Medical team comprises industry experts with extensive experience in developing and commercializing some of dermatology’s most successful prescription brands. Journey Medical is located in Scottsdale, Arizona and was founded by Fortress Biotech, Inc. (Nasdaq: FBIO). Journey Medical’s common stock is registered under the Securities Exchange Act of 1934, as amended, and it files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). For additional information about Journey Medical, visit www.journeymedicalcorp.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “the Company”, “we”, “us” and “our” may refer to Journey Medical. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. The words “anticipate,” “believe,” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend,” “potential” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: the fact that our products and product candidates are subject to time and cost intensive regulation and clinical testing and as a result, may never be successfully developed or commercialized; a substantial portion of our sales derive from products that may become subject to third-party generic competition, the introduction of new competitor products, or an increase in market share of existing competitor products, any of which could have a significant adverse impact on our operating income; we operate in a heavily regulated industry, and we cannot predict the impact that any future legislation or administrative or executive action may have on our operations; our revenue is dependent mainly upon sales of our dermatology products and any setback relating to the sale of such products could impair our operating results; competition could limit our products’ commercial opportunity and profitability, including competition from manufacturers of generic versions of our products; the risk that our products do not achieve broad market acceptance, including by government and third-party payors; our reliance third parties for several aspects of our operations; our dependence on our ability to identify, develop, and acquire or in-license products and integrate them into our operations, at which we may be unsuccessful; the dependence of the success of our business, including our ability to finance our company and generate additional revenue, on the successful commercialization of our recently approved product, EmrosiTM, and any future product candidates that we may develop, in-license or acquire; clinical drug development is very expensive, time consuming, and uncertain and our clinical trials may fail to adequately demonstrate the safety and efficacy of our current or any future product candidates; our competitors could develop and commercialize products similar or identical to ours; risks related to the protection of our intellectual property and our potential inability to maintain sufficient patent protection for our technology and products; our business and operations would suffer in the event of computer system failures, cyber-attacks, or deficiencies in our or our third parties’ cybersecurity; the substantial doubt about our ability to continue as a going concern; the effects of major public health issues, epidemics or pandemics on our product revenues and any future clinical trials; our potential need to raise additional capital; Fortress controls a voting majority of our common stock, which could be detrimental to our other shareholders; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Reports on Form 10-Q, and our other filings we make with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Jaclyn Jaffe

(781) 652-4500

ir@jmcderm.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com

JOURNEY MEDICAL CORPORATION

Unaudited Consolidated Balance Sheets

($ in thousands except for share and per share amounts)

	March 31,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$21,070	$20,305
Accounts receivable, net of reserves	18,025	10,231
Inventory	12,496	14,431
Prepaid expenses and other current assets	2,395	3,212
Total current assets	53,986	48,179

Intangible assets, net	30,798	31,863
Operating lease right-of-use asset, net	178	199
Total assets	$84,962	$80,241

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$14,404	$16,050
Due to related party	399	528
Accrued expenses	23,011	17,425
Accrued interest	381	404
Income taxes payable	59	60
Term loan - short-term	1,875	-
Installment payments – licenses, short-term	-	625
Operating lease liability, short-term	93	83
Total current liabilities	40,222	35,175

Term loan - long-term, net of discount	23,105	24,879
Operating lease liability, long-term	94	118
Total liabilities	63,421	60,172

Stockholders' equity
Common stock, $.0001 par value, 50,000,000 shares authorized, 17,104,437 and 16,153,610 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	1	1
Common stock - Class A, $.0001 par value, 50,000,000 shares authorized, 6,000,000 shares issued and outstanding as of March 31, 2025 and December 31, 2024	1	1
Additional paid-in capital	112,639	107,094
Accumulated deficit	(91,100)	(87,027)
Total stockholders' equity	21,541	20,069
Total liabilities and stockholders' equity	$84,962	$80,241

JOURNEY MEDICAL CORPORATION

Unaudited Consolidated Statements of Operations

($ in thousands except for share and per share amounts)

	Three-Month Periods Ended
	March 31,
	2025	2024
Revenue:
Product revenue, net	$13,139	$13,030

Operating expenses
Cost of goods sold – (excluding amortization of acquired intangible assets)	4,790	6,002
Amortization of acquired intangible assets	1,065	814
Research and development	39	7,884
Selling, general and administrative	10,569	8,420
Total operating expenses	16,463	23,120
Loss from operations	(3,324)	(10,090)

Other expense (income)
Interest income	(149)	(217)
Interest expense	891	548
Foreign exchange transaction losses	7	21
Total other expense (income)	749	352
Loss before income taxes	(4,073)	(10,442)

Income tax expense	-	-
Net loss	$(4,073)	$(10,442)

Net loss per common share:
Basic and diluted	$(0.18)	$(0.53)
Weighted average number of common shares:
Basic and diluted	22,611,040	19,757,449

Use of Non-GAAP Measures:

In addition to the GAAP financial measures as presented in our Form 10-Q that will be filed with the Securities and Exchange Commission (“SEC”), the Company has, in this press release, included certain non-GAAP measurements, including Adjusted EBITDA, Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted. We define Adjusted EBITDA as net income (loss) excluding interest, taxes and depreciation, less certain other non-cash and infrequent items not considered to be normal, recurring operating expenses, including, share-based compensation expense, amortization and impairments of acquired intangible assets, inventory step-ups from the purchases of intangibles assets and products, severance, short-term research and development expense and foreign exchange transaction losses. In particular, we exclude the following matters for the reasons more fully described below:

•	Share-Based Compensation Expense: We exclude share-based compensation from our adjusted financial results because share-based compensation expense, which is non-cash, fluctuates from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued.

•	Non-core and Short-term Research and Development Expense: We exclude research and development costs incurred principally in connection with Emrosi, which was the only product in our portfolio not currently approved for marketing and sale during the prior-year reporting period, because we do not consider such costs to be normal, recurring operating expenses that are core to our long-term strategy. Instead, our long-term strategy is focused on the marketing and sale of our core FDA-approved dermatological products and the out licensing our intellectual property and related technologies.

•	Amortization and impairments of Acquired Intangible assets: We exclude the impact of certain amounts recorded in connection with the acquisitions of intangible assets that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. These amounts may include non-cash items such as the amortization impairments of acquired intangible assets and amortization of step-ups of acquisition accounting adjustments to inventories.

Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted are determined by dividing the resulting Adjusted EBITDA by the number of shares outstanding on an actual and fully diluted basis.

Management believes the use of these non-GAAP measures provide meaningful supplemental information regarding the Company’s performance because (i) it allows for greater transparency with respect to key measures used by management in its financial and operational decision-making, (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance and (iii) it is used by institutional investors and the analyst community to help analyze the Company's results. However, Adjusted EBITDA, Adjusted EBITDA per share basic, Adjusted EBITDA per share diluted and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

The table below provides a reconciliation from GAAP to non-GAAP measures:

JOURNEY MEDICAL CORPORATION

Reconciliation of GAAP to Non-GAAP Adjusted EBITDA

($ in thousands except for share and per share amounts)

	Three-Month Periods Ended
	March 31,
	2025	2024
GAAP Net Loss	$(4,073)	$(10,442)

EBITDA:
Interest	742	331
Taxes	-	-
Amortization of acquired intangible assets	1,065	814
EBITDA	(2,266)	(9,297)

Non-GAAP Adjusted EBITDA:
Non-Cash Components:
Share-based compensation	1,323	1,406
Non-core & Infrequent Components:
Short-term R&D (includes one-time DFD-29 license and milestone payments)	39	7,740
Foreign exchange transaction losses	7	21
Severance	-	141
Non-GAAP Adjusted EBITDA	$(897)	$11

Net loss & Non-GAAP Adjusted EBITDA per common share:
Basic
GAAP Net Loss	$(0.18)	$(0.53)
Non-GAAP Adjusted EBITDA	$(0.04)	$0.00
Diluted
GAAP Net Loss	$(0.18)	$(0.53)
Non-GAAP Adjusted EBITDA	$(0.04)	$0.00
Weighted average number of common shares:
GAAP - Basic & Diluted	22,611,040	19,757,449
Non-GAAP - Basic	22,611,040	19,757,449
Non-GAAP - Diluted	22,611,040	23,355,226

•	The Company’s non-GAAP results in the table above reflect an Adjusted EBITDA loss of $0.9 million, or $(0.04) per share basic and diluted, for the first quarter of 2025, compared to Adjusted EBITDA income of $11,000, or $0.00 per share basic and diluted, for the first quarter of 2024.

•	Adjusted EBITDA, Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted are non-GAAP financial measures, each of which are reconciled to the most directly comparable financial measures calculated in accordance with GAAP above.